Exhibit 10.17

STOCK OPTION GRANT PROGRAM

FOR

NONEMPLOYEE DIRECTORS UNDER THE

ZILLOW, INC. 2011 INCENTIVE PLAN

The following provisions set forth the terms of the stock option grant program (the “Program”) for nonemployee directors of Zillow, Inc. (the “Company”) under the Company’s 2011 Incentive Plan (the “Plan”). In the event of any inconsistency between the terms contained herein and in the Plan, the Plan shall govern. Capitalized terms that are not defined herein have the meanings set forth in the Plan.

1. Eligibility

Each director of the Company elected or appointed to the Board who is not otherwise an officer or employee of the Company or of any Related Company (an “Eligible Director”) shall be eligible to receive Options under the Plan, as described below.

2. Annual Option Grants

(a) Beginning on March 1, 2012 and on each anniversary thereafter (the “Grant Date”), each individual who was an Eligible Director during the twelve months preceding the Grant Date shall automatically receive a Nonqualified Stock Option to purchase that number of shares of Class A Common Stock with a Black-Scholes-Merton value (or such other valuation method then being used by the Company to value its stock options for financial reporting purposes) equal to $100,000, with any fractional share rounded to the nearest whole share (0.5 to be rounded up) (each, an “Annual Option Grant”).

(b) In the event of an Eligible Director’s initial election or appointment to the Board during the twelve-month period prior to a Grant Date, such Eligible Director shall automatically receive a prorated Annual Option Grant on the first Grant Date after initial election or appointment to the Board, based on the number of full calendar months that have elapsed between the date of the Eligible Director’s initial election or appointment to the Board and the Grant Date.

3. Option Vesting

Annual Option Grants shall be fully vested and exercisable on the Grant Date.

4. Option Exercise Price

The per share exercise price of an Annual Option Grant shall be equal to the Fair Market Value of the Class A Common Stock on the Grant Date.

5. Payment of Exercise Price

Options granted under the Program shall be exercised by giving notice to the Company (or a brokerage firm designated or approved by the Company) in such form as required by the Company, stating the number of shares of Class A Common Stock with respect to which the Option is being exercised, accompanied by payment in full for such Class A Common Stock, which payment may be made, to the extent permitted by applicable laws and regulations, in whole or in part:

(a) by cash, check or wire transfer;

(b) if and so long as the Class A Common Stock is registered under the Exchange Act, by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, to promptly deliver to the Company the amount of proceeds to pay the exercise price, all in accordance with the regulations of the Federal Reserve Board; or

(c) by such other consideration as the Compensation Committee may permit.

6. Term of Options

Each Option shall expire seven years from the Grant Date thereof (the “Option Expiration Date”), but shall be subject to earlier termination as follows:

(a) General Rule. In the event of an Eligible Director’s Termination of Service for any reason other than death, Disability or for Cause, the Option may be exercised by the Eligible Director only until the earlier of (i) three months after the Eligible Director’s Termination of Service and (ii) the Option Expiration Date;

(b) Death or Disability. In the event of an Eligible Director’s Termination of Service by reason of death or Disability, the Option may be exercised only until the earlier of (i) the one-year anniversary of the date of the Eligible Director’s Termination of Service and (ii) the Option Expiration Date. If an Eligible Director dies after his or her Termination of Service but while the Option is still exercisable, the Option may be exercised until the earlier of (x) the one-year anniversary of the date of death and (y) the Option Expiration Date; and

(c) Cause. In the event of an Eligible Director’s Termination of Service for Cause, the Option shall terminate and no longer be exercisable, unless the Committee determines otherwise.

7. Amendment

The Board or the Compensation Committee may amend the provisions contained herein in such respects as it deems advisable. Unless otherwise provided in the Plan, any such amendment shall not, without the consent of the Eligible Director, materially adversely affect any rights of an Eligible Director under an Option.

Provisions of the Plan (including any amendments thereto) that are not discussed herein, to the extent applicable to Eligible Directors, shall continue to govern the terms and conditions of Options granted to Eligible Directors.

8. Effective Date

The Program shall become effective on the Effective Date of the Plan and, unless sooner terminated by the Board or the Compensation Committee, shall remain effective during the term of the Plan.